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                                                                    EXHIBIT 10.1
                                AMENDMENT NO. 1
                                     TO THE
                             FIRST DATA CORPORATION
                       1993 DIRECTOR'S STOCK OPTION PLAN

     WHEREAS, the shareholders of First Data Corporation (the "Corporation") adopted and established the First Data Corporation 1993 Director's Stock Option Plan (the "Plan"); and

     WHEREAS, Section 9 of the Plan authorizes the Board of Directors of the Corporation (the "Board") to amend the Plan.

     NOW, THEREFORE, the Board hereby amends the Plan effective May 10, 2000 to read as follows.

1. Section 5(d)(iii)(B), Nonqualified Stock Options, shall be amended to read as follows::

               (B) if a Non-Employee Director to whom a NQO has been granted shall die holding a NQO that has not expired and has not been fully exercised, his executors, administrators, heirs or distributees, as the case may be, may, at any time within one year after the date of such death (but in no event after the NQO has expired under the provisions of Subparagraph 5(d)(i) above), exercise the NQO with respect to any shares of common stock as to which the decedent could have exercised the NQO at the time of his death or which become exercisable within one year after his death, provided that for any NQO granted to a Non-Employee Director whose death occurs prior to May 1, 2000, such exercise shall apply to the total number of shares covered by the NQO grant; or

2. Section 6(f)(ii), Purchased Stock Options, shall be amended to read as follows:

               (ii) if a Non-Employee Director to whom a PSO has been granted shall die holding a PSO that has not expired and has not been fully exercised, his executors, administrators, heirs or distributees, as the case may be, may, at any time within one year after the date of such death (but in no event after the PSO has expired under the provisions of Subparagraph 6(e) above), exercise the PSO with respect to any shares of common stock as to which the decedent could have exercised the PSO at the time of his death or which become exercisable within one year after his death, provided that for any PSOs granted to a Non-Employee Director whose death occurs prior to May 1, 2000, such exercise shall apply to the total number of shares covered by the PSO; and

3. Except as otherwise specifically provided, this Amendment will be effective May 10, 2000.

4. Any inconsistent provision of the Plan shall be read consistent with this Amendment.

     IN WITNESS WHEREOF, this Amendment has been adopted by resolution of the First Data Corporation Board of Directors at its meeting on May 10, 2000.


                               By:  /s/  Michael T. Whealy
                                   ------------------------
                                   Michael T. Whealy, Secretary

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